Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Celadon Group, Inc.:

We consent to the incorporation by reference in the Celadon Group, Inc. Registration Statement 333-14641 on Form S-8 pertaining to the Employee Stock Purchase Plan dated October 23, 1996, Registration Statement 333-42209 on Form S-8 pertaining to the Non-Employee Director Stock Option Plan dated December 12, 1997, and Registration Statements 333-42207 and 333-31164 on Form S-8 pertaining to the 1994 Stock Option plan dated December 12, 1997 and February 25, 2000, respectively, of our report dated August 25, 2005, with respect to the consolidated balance sheet of Celadon Group, Inc. as of June 30, 2005, and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended June 30, 2005 and related financial statement schedule, and our report dated August 25, 2005, relating to management's assessment of the effectiveness of internal control over financial reporting as of June 30, 2005, and the effectiveness of internal control over financial reporting as of June 30, 2005, which reports appear in the June 30, 2005, annual report on Form 10-K of Celadon Group, Inc.

                                            /s/ KPMG LLP

Indianapolis, Indiana
August 25, 2005

Back to Form 10-K